Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

    CBRL GROUP ANNOUNCES THE PROMOTION OF DOUGLAS E. BARBER TO EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

LEBANON, Tenn. – (April 23, 2008) – CBRL Group, Inc. (Nasdaq: CBRL) today announced the promotion of Douglas E. Barber to the position of Executive Vice President and Chief Operating Officer.  In his new role, Barber will oversee all restaurant and retail operations, training and real estate development for Cracker Barrel Old Country Store, Inc.

“Doug has done an outstanding job of creating alignment and driving results in his role as SVP, Restaurant Operations.  As we focus on delivering premium returns from our premium brand, I am confident that Doug is the right person to lead us forward in this new role,” said Michael A. Woodhouse, CBRL Group Chairman and CEO.

CBRL is also announcing the resignation of Simon Turner, SVP and Chief Marketing Officer.  “Simon has made a number of valuable contributions to our organization.  We are grateful to Simon and wish him well in his future endeavors,” said Woodhouse.   A nationwide search will be conducted for the Chief Marketing Officer.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 575 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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